SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



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|_|  Preliminary Proxy Statement
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|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              ENGLOBAL CORPORATION
                              --------------------
                (Name of Registrant as Specified in Its Charter)


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

                              ENGlobal Corporation

                                 April 30, 2004

Dear Stockholder:

     I am pleased to invite you to the Annual Meeting of Stockholders of ENGlobal Corporation. The meeting will be held on Thursday, June 17, 2004 at 10:00 a.m., local time, at The Greenspoint Club, 16925 Northchase Drive, 5th Floor, Houston, Texas 77060. At the meeting, you and the other stockholders will be asked to vote on the following:

     1.   the election of five directors to the Board of Directors of ENGlobal;

     2. the approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan; and

     3. any other business which properly comes before the meeting and any adjournment thereof.

     You will also hear an overview of ENGlobal's current and prior year operations from senior management to be followed by a question and answer session open to all stockholders. Our Annual Report, which is enclosed in the accompanying Notice of Annual Meeting and Proxy Statement, contains other detailed information about ENGlobal, including its audited financial statements for the year ended December 31, 2003.

     I urge you to carefully read the accompanying Notice of Annual Meeting and Proxy Statement in its entirety before voting on the proposals.

     I hope you can join us on June 17, 2004. Regardless of whether or not you expect to attend the meeting in person, please read the Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. It is important that your shares be represented, and your promptness will assist us in making necessary preparations for the meeting.


                                             Sincerely,


                                             /s/ Michael L. Burrow
                                             ---------------------
                                             Michael L. Burrow
                                             Chairman of the Board

                              ENGlobal Corporation

                       2004 ANNUAL MEETING OF STOCKHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.......................................1
QUESTIONS AND ANSWERS..........................................................2
PROPOSAL 1: ELECTION OF DIRECTORS..............................................5
         Nominees..............................................................5
         Remuneration of Directors.............................................7
         Recommendation of the Board...........................................8
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................8
MEETINGS OF THE BOARD AND ITS COMMITTEES.......................................8
         Board Meetings........................................................8
         Audit Committee.......................................................8
         Compensation Committee................................................9
         The Nomination and Corporate Governance Committee.....................9
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS........................9
CORPORATE GOVERNANCE..........................................................10
         Corporate Code of Conduct............................................10
         Director Independence................................................11
         Executive Sessions; Lead Director....................................11
         Consideration of Director Nominees...................................11
         Communications with the Board........................................12
BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS, NOMINEES, AND
     EXECUTIVE OFFICERS.......................................................13
SECTIONS 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................14
EXECUTIVE COMPENSATION........................................................15
         Summary Compensation Table...........................................15
         Aggregate Option Exercises and Year-End Option Value Table...........15
         Key Man Insurance....................................................16
         Employment Agreements................................................16
         1998 Incentive Plan..................................................17
         401(k) Plans.........................................................19
         Incentive Bonus Plan.................................................19
STOCK PERFORMANACE GRAPH......................................................20
INSIDER PARTICIPATION IN COMPENSATION DECISIONS AND COMPENSATION
     COMMITTEE REPORT ON EXECUTIVE COMPENSATION...............................20
         Compensation Philosophy..............................................20
         Compensation Structure...............................................21
         Compensation of the Chief Executive Officer..........................21
         Executive Compensation Deductibility.................................21
         Compensation Committee Interlocks and Insider Participation..........22
PRINCIPAL AUDITOR FEES AND SERVICES...........................................22
PROPOSAL TWO:  APPROVAL AND RATIFICATION OF THE ADOPTION OF THE
     ENGLOBAL CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN...................23
         Summary of ESPP......................................................23
         Federal Income Tax Consequences to the Company and to Participants...25
         Recommendation of the Board..........................................25
OTHER MATTERS.................................................................25
STOCKHOLDER PROPOSALS FOR 2005................................................26
ADDITIONAL INFORMATION........................................................26
APPROVAL OF THE BOARD OF DIRECTORS............................................26
Appendix A:  ENGlobal Corporation 2004 Employee Stock Purchase Plan..........A-1

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Time and Date       10:00 a.m., local time, on Thursday, June 17, 2004

Place               The Greenspoint Club
                    16925 Northchase Drive, 5th Floor
                    Houston, Texas 77060

Items of Business   (1)  To elect directors

                    (2) To approve and ratify the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan

                    (3) To consider such other business as may properly come before the meeting

Adjournments and
Postponements       Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual
                    Meeting may be properly adjourned or postponed.

Record Date         You are entitled to vote only if you were an ENGlobal
                    stockholder as of the close of business on April 22, 2004.

Meeting Admission   You are entitled to attend the Annual Meeting only if you
                    were an ENGlobal stockholder as of the close of business on April 22, 2004 or hold a valid proxy for the Annual Meeting.
                    You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 22, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual
                    Meeting.

                    The Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m., local time, and you should allow ample time for the check-in procedures.

Voting Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 3 of this Proxy Statement and the instructions on the proxy or voting instruction card.

                                             By Order of the Board of Directors,

                                             /s/ Natalie S. Hairston
                                             -----------------------
                                             Natalie S. Hairston
                                             Chief Governance Officer and
                                             Corporate Secretary

           This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed on or about April 30, 2004.

                              QUESTIONS AND ANSWERS

Q:   Who is soliciting my proxy?
A: We, the Board of Directors of ENGlobal Corporation ("ENGlobal," "ENG," or the "Company"), are sending you this Proxy Statement in connection with our solicitation of proxies for use at ENGlobal's Annual Meeting of Stockholders. Specified directors, officers, and employees of ENGlobal may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:   Who is paying for this solicitation?
A: ENGlobal will pay for the solicitation of proxies, including the cost of preparing, assembling, and mailing this Proxy Statement, the proxy card, the Annual Report and all other materials which may be sent to stockholders in connection with this solicitation.

Q:   On what am I voting?
A:   The items of business scheduled to be voted at the Annual Meeting are:

     o The election of Michael L. Burrow, P.E., William A. Coskey, P.E., Randall B. Hale, David W. Gent, P.E., and David C. Roussel to the Board; and
     o the approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan.

     We will also consider other business that properly comes before the Annual Meeting.

Q:   Who can vote?
A: Each share of ENGlobal Common Stock issued and outstanding as of the close of business on April 22, 2004, the record date, is entitled to be voted on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the record date we had 24,034,288 shares of Common Stock issued and outstanding. If you beneficially owned any Common Stock on the record date, you have one vote per share of Common Stock.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A. Stockholder of Record - If your shares are registered directly in your name with ENGlobal's transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by ENGlobal. As the stockholder of record, you have the right to grant your voting proxy directly to ENGlobal or to vote in person at the meeting. ENGlobal has enclosed or sent a proxy card for you to use.

     Beneficial Owner - If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

     Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

     If you hold your shares through a broker or other nominee, your broker or nominee may only exercise voting discretion with respect to matters deemed routine by NASD, such as the election of directors. On a non-routine matter, a broker or other nominee cannot cast a vote (a so-called "broker non-vote"). Broker non-votes will not be treated as votes cast, and therefore, will not affect the outcome of the matters referred to above.

Q:   How can I vote?
A: You may vote your shares either in person or by proxy. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

     To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Granting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing ENGlobal's Corporate Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preferences, Michael L. Burrow and William A. Coskey, the proxy holders, will vote your shares as follows:

     o    FOR the election of each of the nominees for director; and
     o FOR the approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan.
     o As they determine approval with respect to any other matters that may properly come before the meeting.

Q.   Can I change my vote?
A. You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to ENGlobal's Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:   What constitutes a quorum?
A: On the record date, ENGlobal had 24,034,288 shares of Common Stock issued and outstanding. In order for the Annual Meeting to be properly held, a majority of the outstanding shares (a quorum) must be present at the meeting or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q.   How are votes counted?
A. In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of ENGlobal's nominees to the Board, "FOR" the approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:   What vote is required to approve each proposal?
A: For the election of directors, the five persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. For all matters other than the election of directors, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval of such matter.

Q:   Can I vote on other matters?
A: The matters presented at an Annual Meeting are limited to those properly presented by the Board and those properly presented by stockholders. We have not received notice from any stockholder as to any matter to come before the Annual Meeting other than as set forth herein. If any other matter is presented at the Annual Meeting, your signed proxy gives Michael
     L. Burrow and William A. Coskey, the proxy holders, authority to vote your shares.

Q:   How does the Board recommend I vote on the proposals?
A: Unless you give other instructions on your proxy card, Michael L. Burrow and William A. Coskey, the proxy holders, will vote in accordance with the recommendations of the Board. The Board recommends a vote FOR:

     o    the election of the nominated slate of directors; and
     o the approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan.

Q:   What is the deadline for stockholder proposals for next year's Annual
     Meeting?
A: Stockholders may submit proposals on matters appropriate for stockholder action at future Annual Meetings by following the rules of the Securities and Exchange Commission. If we do not receive notice of any other matter that a stockholder wishes to raise at our 2005 Annual Meeting by March 15, 2005 and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to ENGlobal's Corporate Secretary:
     ENGlobal Corporation, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073.

Q:   Who can help answer my questions?
A: If you have any questions about the Annual Meeting, how to vote or revoke your proxy, or if you need additional copies of this Proxy Statement or voting materials, you should contact Natalie Hairston, Chief Governance Officer and Corporate Secretary, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073, (281) 821-3200.

Q:   How do I get copies of the exhibits filed with ENGlobal's Form 10-K?
A: A copy of ENGlobal's Annual Report for 2003, which contains ENGlobal's Form 10-K and consolidated financial statements, was delivered to you with this Proxy Statement. ENGlobal will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with ENGlobal's Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, ENGlobal Corporation, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073. In addition, copies of all exhibits filed electronically by ENGlobal may be reviewed and printed from the SEC's website at: www.sec.gov.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company presently consists of seven members. Five directors are to be elected at the Annual Meeting, each for a term expiring at the next Annual Meeting. In order to satisfy the American Stock Exchange ("AMEX") requirement that a majority of our board members be "independent," current directors Hulda L. Coskey and Jimmie N. Carpenter, P.E., have agreed not to stand for re-election, thus reducing the size of our Board to five. You are not permitted to vote for more than five directors at the Annual Meeting. Executive officers are elected annually and serve at the discretion of the Board of Directors.

     The Board of Directors has designated the persons named in the accompanying proxy and, unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy; however, the Board is not aware of any circumstances likely to render any nominee unavailable. No nominees, other than those proposed by the Board, were presented for the 2004 Annual Meeting.

     The five persons receiving the highest number of "for" votes represented by shares of ENGlobal Common Stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected. The nominees for director, each of whom has consented to serve, if elected, are as follows:

                            Director
Name of Nominee               Since   Age   Principal Occupation During the Last 5 Years
---------------               -----   ---   --------------------------------------------
Michael L. Burrow, P.E.(1)    2001    56    Mr. Burrow has served as Chairman of the Board, Chief Executive
                                            Officer, and director of the Company since the IDS/Petrocon merger (the "Merger") in December 2001. Mr. Burrow founded
                                            Petrocon, Inc. in 1977 and Petrocon Engineering, Inc
                                            ("Petrocon") in 1988. From the formation of Petrocon until the
                                            Merger, he served as Chairman of the Board, Chief Executive
                                            Officer and President of Petrocon, except for the period from
                                            April 1999 through March 2000 when he served as Chairman and
                                            Manager of Corporate Marketing. Mr. Burrow received a Bachelor of Science in Mechanical Engineering from Louisiana Tech
                                            University in 1969 and did post-graduate studies in engineering and business administration at Lamar University. He is a
                                            Registered Professional Engineer in Texas and Louisiana, a
                                            member of ASME and NSPE and serves or has served on the boards of United Way, Beaumont Chamber of Commerce, Partnership of
                                            Southeast Texas, Lamar University Advisory Council, and Texas
                                            Hazardous Waste Research Council, among others.


                                         5

                            Director
Name of Nominee               Since   Age   Principal Occupation During the Last 5 Years
---------------               -----   ---   --------------------------------------------

William A. Coskey, P.E. (2)   1994    51    Mr. Coskey serves as President, Chief Operating Officer and
                                            Director of ENGlobal. Mr. Coskey is the founder of ENGlobal and, until the Merger in December 2001, had served as Chairman of the Board, Chief Executive Officer and President of the
                                            Company. Mr. Coskey, an honors graduate, received a Bachelor of
                                            Science in Electrical Engineering from Texas A&M University in
                                            1975. He is a Registered Professional Engineer and a member of the Instrument Society of America. Mr. Coskey has served on the
                                            Texas A&M University Electrical Engineering Department Advisory
                                            Council since 1999.

David W. Gent, P.E. (2)       1994    51    Mr. Gent has served as a Director of ENGlobal and its
                                            predecessor, IDS, since June 1994 and is Chairman of the
                                            Nominating and Corporate Governance Committee and is a member of the Audit and Compensation Committees. Mr. Gent has also served as Lead Director since 2002. Mr. Gent is Vice President of Bray International, Inc. an industrial flow control
                                            manufacturer located in Houston, Texas, with the responsibility of overseeing worldwide production, engineering, information services, and quality control. Mr. Gent founded SofTest Designs
                                            Corporation, a privately held electronic test equipment
                                            company, in 1980, and has served as a Director since its
                                            inception and as its President from 1986 to 1991. Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical
                                            Engineering from Texas A&M University in 1975 and an MBA from
                                            Houston Baptist University. He is a Registered Professional
                                            Engineer and a senior member of the Instrument Society of
                                            America. Mr. Gent serves on the Texas A&M University Electrical
                                            Engineering Department Advisory Council, chairs the Bray
                                            International, Inc. 401(k) committee and is the Bray
                                            representative on various councils including the Open DeviceNet
                                            Vendors Association. He also holds several patents in the field of industrial flow controls.

Randall B. Hale               2001    41    Mr. Hale has served as a Director of ENGlobal since the Merger in December 2001 and is Chairman of the Audit Committee and a
                                            member of the Compensation and Nominating and Corporate
                                            Governance Committees. Mr. Hale is the President and Chief
                                            Executive officer of Container Care International, Inc.
                                            Previously Mr. Hale was a Vice President or agent for Equus
                                            Capital Management Company from November 1992 to February 2003, and a Director from February 1996 to February 2003. Mr. Hale received a BBA in Business Administration from Texas A&M
                                            University in 1985 and is a certified public accountant.


                                         6

                            Director
Name of Nominee               Since   Age   Principal Occupation During the Last 5 Years
---------------               -----   ---   --------------------------------------------

David C. Roussel(3)           2001    54    Mr. Roussel has served as a Director of the Company since the
                                            Merger in December 2001 and is Chairman of the Compensation
                                            Committee and a member of the Audit and Nominating and
                                            Corporate Governance Committees. Since September 1998, Mr.
                                            Roussel's primary occupation has been to serve as an
                                            independent business consultant. From 1994 until September
                                            1998, Mr. Roussel served as Vice President of Sterling
                                            Consulting Group, where he performed various strategy design, alliance structuring and benchmarking projects for several major U.S. oil companies. Mr. Roussel served as President of a nationally recognized gas processing company from 1989 through
                                            1994, where he was responsible for gathering systems, gas
                                            processing plants, chemical facilities, international business development, acquisitions, joint venture management, and
                                            strategic planning and implementation. Mr. Roussel was an
                                            officer, director and sole stockholder of Cyclone Landscaping,
                                            Inc. which filed for protection under Chapter 7 of the U.S.
                                            Bankruptcy Code; bankruptcy proceedings were finalized in
                                            November 2000. Mr. Roussel received a Bachelor of Science
                                            degree in Mechanical Engineering from Iowa State University in
                                            1971 and completed the Harvard Advanced Management Program in
                                            1992. He has also served as Vice President, director and as a member of the Executive and Ad Hoc Committees of the board of directors of the Gas Processors Association.

     In conjunction with the Merger, Equus, Alliance, and certain Petrocon shareholders entered into a Voting Agreement dated December 21, 2001 (the "Voting Agreement") requiring the parties to vote in the election of directors in favor of three designees of Alliance, two designees of certain former shareholders of Petrocon, and one designee of Equus. In addition, the parties agree to vote in favor of one independent director who is acceptable both to Alliance and to certain former shareholders of Petrocon. Equus voluntarily forfeited its right to a director designee in 2003 and Randall B. Hale, a former director designee of Equus, has been nominated as an independent director nominee for 2004. Alliance has waived its right to elect more than one director and has nominated William A. Coskey. The Petrocon shareholders have nominated Michael L. Burrow, David W. Gent, and David C. Roussel.

-------------------
(1) Director nominee designated by certain former shareholders of Petrocon pursuant to the Voting Agreement.
(2) Director nominee designated by Alliance 2000 Ltd. ("Alliance") pursuant to the Voting Agreement.
(3) Director nominee designated by mutual agreement between Alliance and certain former shareholders of Petrocon pursuant to the Voting Agreement.

Remuneration of Directors

     Under the Company's 1998 Incentive Plan (the "Incentive Plan"), directors who are not employed by the Company ("Non-employee Directors") are eligible to receive non-statutory stock options. In recognition of the services provided by its Board of Directors, Non-employee Directors have received options to acquire 20,000 shares of the Company's Common Stock at an exercise price at least equal to or above fair market value on the date of the grant. Stock options awarded to Non-employee Directors in 1999, 2000, and 2001 have five-year vesting periods, ten-year expiration dates, and were granted at an exercise price of $1.25, $1.00, and $1.00, respectively. On April 1, 2003, the Company's Non-employee

Directors, Messrs. Gent, Hale, and Roussel, were each granted options to acquire 20,000 shares of the Company's Common Stock in recognition of their service as members of the Board of Directors in 2003. These stock options were issued at an exercise price of $1.87, were fully vested at grant date and expire on April 1, 2013.

     On March 25, 2003, ENGlobal implemented a standard compensation arrangement for its Non-employee Directors, including providing a retainer in the amount of $16,000 per year, payable on a quarterly basis. The Company continues to reimburse its Non-employee Directors for out-of-pocket expenses incurred to attend Board and committee meetings. Prior to 2003, directors of the Company did not receive cash compensation for Board meetings attended, nor did they receive cash compensation for committee meetings attended.

Recommendation of the Board

     The Board recommends that stockholders vote FOR each of the nominees to serve as directors of ENGlobal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's board.

     ENGlobal Engineering, Inc. leases office space from PEI Investments, a joint venture in which ENGlobal Engineering, Inc. has a one-third interest, Mr. Burrow has a one-third interest, and a stockholder who owns less than 1% of the Company's Common Stock has a one-third interest. Rentals paid under the lease were $100,000 for each of 2003, 2002 and 2001. The lease expires in 2005 and the Company believes the lease is at a commercially reasonable rental rate.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

Board Meetings

     During the fiscal year 2003, ENGlobal held ten Board meetings. The Board has several committees, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend Annual Meetings of ENGlobal stockholders. All of the directors attended the last Annual Meeting of stockholders.

Audit Committee

     The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of ENGlobal's financial statements, ENGlobal's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of ENGlobal's internal audit function and independent auditors, and risk assessment and risk management. Among other matters, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Audit Committee's performance; appoints, evaluates and determines the compensation of ENGlobal's independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews ENGlobal's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance;

oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on ENGlobal's financial statements. The Audit Committee works closely with management as well as ENGlobal's independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from ENGlobal for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

     During fiscal year 2003, members of the Audit Committee included Messrs. Hale (Chairman), Roussel, and Gent, all of whom qualified as "independent directors" as defined by the AMEX listing standards as currently in effect. The Board of Directors has determined that Mr. Hale is qualified as an Audit Committee "financial expert" under Item 401(h) of Regulation S-K. The Audit Committee met on five occasions in 2003.

Compensation Committee

     The Compensation Committee recommends cash and non-cash compensation for ENGlobal's executives to the full Board and reviews and recommends stock options for award by ENGlobal to its directors, officers, employees, and consultants. The Compensation Committee is also responsible for developing ENGlobal's executive compensation program. The Compensation Committee operates pursuant to a written charter. The Compensation Committee monitors and grants awards according to ENGlobal's executive compensation program and administers ENGlobal's 1998 Stock Incentive Plan and ENGlobal's 2004 Employee Stock Purchase Plan. No changes were made to compensation of the Company's executive officers in 2003. Employment agreements have been entered into with a number of its executive officers. See "Employment Agreements." During fiscal year 2003, members of the Compensation Committee, which met on five occasions, included Messrs. Roussel (Chairman), Hale and Gent.

The Nominating and Corporate Governance Committee

     The Board established the Nominating and Corporate Governance Committee in November 2002 to provide oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become board members, recommending to the Board director nominees for the next Annual Meeting, and recommending to the Board and overseeing the implementation of corporate governance guidelines. The Nominating and Corporate Governance Committee also provides assistance to the Board in the areas of committee membership selection, evaluation of the effectiveness of the Board and management, and ongoing consideration of developments in corporate governance practices. The Nominating and Corporate Governance Committee operates pursuant to a written charter. The Nominating and Corporate Governance Committee's goal is to assure that the composition, practices, and operation of the Board contribute to value creation for and effective representation of ENGlobal's stockholders. During 2003, the Nominating and Corporate Governance Committee consisted of Messrs. Gent (Chairman), Hale, and Roussel and met on one occasion.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in ENGlobal's 2003 Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee met with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of ENGlobal's internal controls, and the overall quality of ENGlobal's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of ENGlobal's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, during fiscal year 2003, the Audit Committee discussed with the independent auditors the auditors' independence from management and ENGlobal, and received the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                      Audit Committee of the Board of Directors,
                                      Randall B. Hale, Chairman
                                      David C. Roussel
                                      David W. Gent, P.E.


                              CORPORATE GOVERNANCE

     We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, we continued to review our corporate governance policies and practices, the new and proposed corporate governance rules and regulations of the SEC and the listing standards of AMEX, the stock exchange on which our shares of Common Stock are traded.

     Based on this review, we reviewed our Audit Committee and Compensation Committee charters and adopted a new Corporate Code of Conduct and other policies and procedures required by applicable law or AMEX listing standards. You can access and print these documents from the "Investor Relations" section of our website at www.englobal.com or you can request copies at no cost by writing us at ENGlobal Corporation 600 Century Plaza Drive, Suite 140, Houston, TX 77073, Attention: Investor Relations.

Corporate Code of Conduct

     The Company's new Corporate Code of Conduct applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and to help enhance and formalize our culture of integrity, honesty and accountability. The Company will post on the "Investor Relations" section of its website at www.englobal.com any amendments to this code, as well as any waivers of any provision of this code made for the benefit of the Company's senior executive officers or directors.

     The Company also has a Code of Ethics applicable to the CEO and certain senior financial officers of the Company. The Company intends to report waivers of the Code of Ethics granted to the CEO or certain senior financial officers to the SEC.

Director Independence

     The Board has determined that no director has a relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all directors, except Messrs. Burrow and Coskey, meet the criteria for independence under the AMEX listing standards. The Board has also determined that the members of each of its committees, including the Audit Committee, meet the criteria for membership applicable to each committee under the AMEX listing standards and applicable SEC rules and regulations.

Executive Sessions; Lead Director

     In 2004, the Company plans to hold at least one executive session of non-management directors. In addition, any non-management director can request that an additional executive session be scheduled. In 2004, Mr. Gent was re-elected as the Company's Lead Director.

Consideration of Director Nominees

     Stockholder Nominees

     The independent directors will carefully consider all qualified director candidates, whether such candidates are recommended by a stockholder or otherwise. As the Company has never received a director recommendation from an outside stockholder, and will consider qualified candidates from many sources, the Company has not adopted a formal policy on stockholders submitting director recommendations. Any stockholders wishing to recommend a director candidate for the 2005 Annual Meeting of Stockholders should include the following information with their recommendation in order to facilitate the independent directors' review and consideration:

     o The name, telephone number and address of the recommending stockholder.
     o The name, age, business address and residence of the director candidate.
     o The principal occupation or employment of the director candidate for the past five years.
     o A description of the director candidate's qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as "independent" under the AMEX listing standards.
     o The number of shares of the Company's Common Stock beneficially owned by the director candidate, if any.
     o A description of any arrangements or understandings between the recommending stockholder and the director candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.
     o Whether or not the recommending stockholder and the director candidate consent to being named in the Company's proxy statement with respect to disclosures regarding the nomination process.

     Nominations should be sent to ENGlobal Corporation, 600 Century Plaza Drive, Suite 140, Houston, TX 77073, Attention: Corporate Secretary.

     The Board will continue to periodically reassess the Company's need to adopt a formal policy for the receipt of director recommendations by stockholders and will implement such policy at the time it deems appropriate.

     Director Qualifications

     The Nominating and Corporate Governance Committee establishes criteria for selecting new members of the Board. The Board as a whole should reflect a range of skills, knowledge and experience in areas of importance to the Company. Directors must be committed to upholding the highest standards of personal and professional integrity and to representing the interests of all stockholders, not particular stockholder constituencies. The Nominating and Corporate Governance Committee places no specific restrictions on the number of terms directors may serve or other boards on which a director may sit, but directors must possess sufficient time and energy to carry out their duties effectively. A majority of directors must be "independent" under the AMEX listing standards. No director will qualify as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In determining whether a director is independent, the Board will broadly consider all relevant facts and circumstances.

     Identifying and Evaluating Nominees for Directors

     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. In evaluating nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

     Stockholders may communicate with the Board, Board committees, non-management directors as a group and individual directors by submitting their communications in writing to ENGlobal's Corporate Secretary. All communications must identify the author, state that the author is a stockholder of the Company and be forwarded to ENGlobal Corporation, 600 Century Plaza Drive, Suite 140, Houston, TX 77073, Attention: Corporate Secretary. ENGlobal's Corporate Secretary will distribute all stockholder communications to the intended recipient upon receipt.

       BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

     The following table sets forth information as of April 15, 2004, with respect to directors, nominees, the Named Executive Officers (as defined below) and each person who is known by ENGlobal to own beneficially more than 5% of our Common Stock, and with respect to shares owned beneficially by all directors, nominees, and executive officers of ENGlobal as a group. The address for all directors and executive officers of ENGlobal is 600 Century Plaza Drive, Suite 140, Houston, Texas 77073.

                                                                        Amount and Nature of    Percent of
                                                                        Beneficial Ownership   Common Stock
   Name of Beneficial Owner                Position                            (1)                  (1)
--------------------------------    ------------------------------      --------------------   ------------
Alliance 2000, Ltd.                                   --                     9,530,100(2)         39.65%
     William A. Coskey              Director and President
     Hulda L. Coskey                Director
     c/o 600 Century Plaza Drive
     Suite 140
     Houston, TX 77073

Michael L. Burrow                   Chairman of the Board and Chief          1,864,773(3)          7.75%
                                    Executive Officer

Jimmie N. Carpenter                 Director                                   458,525(4)          1.91%

David W. Gent                       Director                                    56,868(5)           *

Randall B. Hale                     Director                                    20,000(6)           *

David C. Roussel                    Director                                    20,000(7)           *

Robert W. Raiford                   Treasurer and Chief Financial Officer      406,636(8)          1.68%

Michael M. Patton                   Senior Vice President - Business            33,000(9)           *
                                    Development
All current directors, nominees,                      --                    12,389,902            50.75%
and executive officers as a group
(nine persons)

---------------------------

*    Represents less than 1% of the shares of Common Stock outstanding.
(1) Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.
(2) In accordance with Rule 13d-3(d)(1)(i)(A), includes 9,500,000 shares of Common Stock held in the name of Alliance 2000, Ltd., a Texas limited partnership in which Mr. and Mrs. Coskey are general partners ("Alliance"). Of these shares, 2,600,000 are held subject to an Option Pool Agreement pursuant to which options may be granted to certain employees of ENGlobal and its subsidiaries, and 200,000 are subject to the Equus Call Agreement, pursuant to which Equus has the right to acquire the shares under certain circumstances. Also includes 100 shares of Common Stock owned by Mr. and Mrs. Coskey, purchased on June 16, 1998 at the time ENGlobal became listed with the American Stock Exchange; and 30,000 shares of Common Stock held in the name of Mr. Coskey for his children. Mr. and Mrs. Coskey have a pecuniary interest in the shares beneficially owned by Alliance and have voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares. Alliance 2000, Ltd. is a party to a Voting Agreement pursuant to which it has a right to nominate three directors. Alliance has waived this right with respect to two directors with respect to the upcoming meeting of stockholders.
(3) In accordance with Rule 13d-3(d)(1)(i)(A), includes 1,830,731 shares of Common Stock held by a family limited partnership, options held by Mr. Burrow to acquire 14,042 shares of Common Stock at $0.96 per share, and options to acquire 20,000 shares of Common Stock at $2.05 per share. Does not include options to acquire 80,000 shares of Common Stock at $2.05 per share that are not vested. Also does not include options to acquire 300,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 per share which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance. Mr. Burrow is the Shareholder Representative under a Voting Agreement pursuant to which holders of 2,737,473 shares of Common Stock, acting by majority vote, nominate three directors for election to the Company's Board of Directors. Mr. Burrow is the beneficial owner of 540,006 of those shares.
(4) In accordance with Rule 13d-3(d)(1)(i)(A), includes 442,335 shares of Common Stock held by a family limited partnership, options held by Mr. Carpenter to acquire 13,790 shares of Common Stock at $0.96 per share, and options to acquire 2,400 shares of Common Stock at $2.05 per share. Does not include options held by Mr. Carpenter to acquire 9,600 shares of Common Stock at $2.05 per share that are not vested. Also does not include options to acquire 100,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 per share which become vested and are exercisable only upon certain conditions described in the Option Pool Agreement between the Company and Alliance.
(5) In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Gent to acquire 30,000 shares of Common Stock at $1.25 per share, 6,868 shares of Common Stock at $1.00 per share and 20,000 shares of Common Stock at $1.87 per share. Does not include options to acquire 20,000 shares of Common Stock at $2.32 per share, or options to acquire 3,132 shares of Common Stock at $1.00 per share, none of which are exercisable within 60 days.
(6) In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Hale to acquire 20,000 shares of Common Stock at $1.87 per share. Does not include options to acquire 20,000 shares of Common Stock at $2.32 per share, none of which are exercisable within 60 days.
(7) In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Roussel to acquire 20,000 shares of Common Stock at $1.87 per share. Does not include options to acquire 20,000 shares of Common Stock at $2.32 per share, none of which are exercisable within 60 days.
(8) In accordance with Rule 13d-3(d)(1)(i)(A), includes 202,646 shares of Common Stock held by Mr. Raiford. Also includes options held by Mr. Raiford to acquire 14,458 shares of Common Stock at $0.96 per share, options held by Mr. Raiford to acquire 61,235 shares of Common Stock at $4.26 per share, and options held by Mr. Raiford to acquire 128,297 shares of Common Stock at $6.24 per share. Does not include options to acquire 32,076 shares of Common Stock at $6.24 per share, none of which are exercisable within 60 days. Does not include options to acquire 420,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 per share which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance.
(9) In accordance with Rule 13d-3(d)(1)(i)(A), includes 5,000 shares of Common Stock held in trust for the benefit of Mr. Patton and options held by Mr. Patton to acquire 20,000 shares of Common Stock at $1.25 per share and options to acquire 8,000 shares of Common Stock at $2.05 per share. Does not include options to acquire 32,000 shares of Common Stock at $2.05 per share that are not vested, none of which are exercisable within 60 days. Also does not include 200,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 per share which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and ENGlobal must identify in this Proxy Statement those persons who did not file such reports when due.

     Based solely upon a review of Forms 3 and 4 and any amendments furnished to ENGlobal during our fiscal year ended December 31, 2003, and Form 5 and any amendments furnished to ENGlobal with respect to the same fiscal year, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to Mr. Burrow, the Company's Chief Executive Officer, and the most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the years ended December 31, 2001, 2002 and 2003.

                                                                       Securities
       Name and                                        Other Annual    Underlying       All Other
  Principal Position    Year    Salary ($)    Bonus    Compensation   Options/SARs    Compensation
                                              ($)(3)      ($)(4)         (#)(5)           ($)(6)
---------------------   ----    ----------    ------   ------------   ------------    ------------
Michael L. Burrow,      2003      231,616     11,540       9,000              --             --
   P.E. Chairman of     2002      239,941      9,490       8,250              --             --
   the Board and        2001      250,249         --          --         300,000             --
   Chief Executive
   Officer
William A. Coskey,      2003      180,474      8,895       9,278              --             --
   P.E. (1)             2002      185,007      7,315       9,000              --          3,524
   President, Chief     2001      114,858         --          --              --          3,036
   Operating Officer,
   and Director
Robert W. Raiford       2003      171,249      2,605       2,717              --             --
  Chief Financial       2002      170,296      6,722       8,250              --             --
   Officer and          2001      160,078         --          --         230,000             --
   Treasurer
Michael M. Patton,      2003      134,896      6,732       9,515              --             --
   P.E. (2) Senior      2002      137,264      8,853       8,942         100,000          4,489
   Vice President -     2001      108,789      1,522       9,000         100,000          3,581
   Business
   Development

----------

(1) Mr. Coskey served as Chairman of the Board, Chief Executive Officer and President of the Company until December 21, 2001.
(2) Mr. Patton was appointed an Executive Officer of the Company in 2002. Prior to 2002, Mr. Patton served as an officer of an ENGlobal subsidiary.
(3) Consists of bonuses paid pursuant to the Incentive Bonus Plan, described in "Incentive Bonus Plan" below.
(4)  Consists of automobile allowance.
(5) Consists of Alliance option grants, described further in "Option Grants and Aggregated Option Exercises in Fiscal 2002" below.
(6) Consists of matching contribution made on behalf of the Named Executive Officer pursuant to the IDS 401(k) plan, described in "401(k) Plans" below.

Aggregated Option Exercises and Year-End Option Value Table

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the Common Stock on AMEX on December 31, 2003 ($1.97 per share). The Company made no grants of stock options to the Named Executive Officers during fiscal year 2003 and no Named Executive Officer exercised options during fiscal year 2003. No options were exercised in fiscal year 2003.

                    Number of Securities Underlying     Value of Unexercised
                         Unexercised Options at        In-the-Money Options at
                           December 31, 2003            December 31, 2003(1)
                    -------------------------------  ---------------------------
       Name           Exercisable   Unexercisable    Exercisable   Unexercisable
-----------------     -----------   -------------    -----------   -------------

Michael L. Burrow        14,042             --          14,182           --
William A. Coskey            --             --              --           --
Robert W. Raiford       203,990         32,076          14,603           --
Michael M. Patton        20,000             --          14,400           --

----------
(1) Year-end value is determined by subtracting the exercise price from the fair market value of $1.97 per share (the closing price for our Common Stock as reported by AMEX on December 31, 2003) and multiplying the remainder by the number of underlying shares of Common Stock.

Key Man Insurance

     The Company does not carry insurance on the life of its key executive officers. Messrs. Burrow and Coskey are key executives of the Company and the loss of their services could adversely affect the Company's business.

Employment Agreements

     The Company has entered into employment agreements with the Named Executive Officers and with certain other officers of the Company or its subsidiaries. The employment agreements are for three-year terms all of which expire in December 2004 unless extended by the Company pursuant to certain terms in the agreement. Such agreements provide for minimum annual base salary levels and other compensation which may be in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, and restricted stock awards as the Board of Directors may, in its discretion, approve. The aggregate commitment for future salaries at December 31, 2003, excluding bonuses, was approximately $3 million.

     The agreements also provide for certain severance payments and benefits in the case of termination of employment. If employment ends because of death, generally salary is paid for three months. In the case of disability, salary and benefits generally maintained by the Company on behalf of the executive are paid for up to six months of disability and for a period of six months following the date of termination. At the option of the Company, severance payments and benefits may be extended for an additional six-month period following the initial severance period. Additionally, health and life insurance benefits are paid in accordance with the terms of the Company's benefit plans.

     If the Company terminates the executive's employment for "cause," as defined in the employment agreements, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, vacation and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company's benefit plans and all unvested options or other awards will be cancelled in accordance with conditions defined in the Company's Incentive Plan.

     If the Company terminates the executive's employment without "cause," as defined in the employment agreements, the Company will continue to pay the executive for a period of six months following the date of termination and at the option of the Company, severance payment and benefits may be extended for an additional six-month period following the initial severance period.

     The employment agreements also include covenants not to compete for a six-month to three-year period following termination of employment depending on basis for termination, as well as confidentiality provisions as are customary, in nature and scope, for such agreements.

     In conjunction with corporate restructuring of the Company, in December 2002, the Company and each of the Named Executive Officers entered into amendments to existing employment agreements to allow for changes in subsidiary names and various officer titles. No salary increases or extensions of terms were granted as a result of the corporate restructuring or these amendments.

1998 Incentive Plan

     The Incentive Plan provides for the grant to employees, including officers of ENGlobal, of incentive stock options, non-statutory stock options, stock appreciation rights and restricted stock. In addition, non-employee directors and consultants are eligible to receive non-statutory stock options. A total of 2,200,000 shares of Common Stock are authorized under the Incentive Plan. In conjunction with the Merger, the Company was authorized to issue up to 1,737,473 options (the "Replacement Options") to existing optionholders of Petrocon in exchange for previously outstanding options to purchase Common Stock of Petrocon. At the same time, certain Petrocon shareholders deposited an aggregate 1,737,473 shares of the Company's Common Stock into an escrow account, pursuant to an Option Escrow Agreement, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Company's Form 10-K for the period ended December 31, 2001. The Option Escrow Agreement requires that if the Company issues shares of Common Stock on the exercise of a Replacement Option, a like number of shares of Common Stock will be surrendered from the escrow account to the Company so that no dilution to existing stockholders will occur as a result of the exercise. As of December 31, 2003, 1,257,168 of the 2,200,000 authorized options had been issued and remained outstanding under the Plan, of which 919,557 of the options were granted as non-dilutive Replacement Options. Although options granted as Replacement Options are non-dilutive in nature, the issuance of such options decreases the number of options available for issuance under the Plan.

     The Incentive Plan provides that awards may be granted to employees, consultants and directors of ENGlobal and its majority-owned subsidiaries. To the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such options will be reclassified as non-statutory stock options in accordance with the Code. The Incentive Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The Board of Directors has delegated the Plan administration to the Compensation Committee. The Compensation Committee selects persons to whom awards may be granted and the type of award to be granted and determines, as applicable, the number of shares to be subject to each award, the exercise price and terms of vesting. In making such determination, the Compensation Committee takes into account the grantee's present and potential contributions to the success of ENGlobal and other relevant factors.

     All incentive stock options granted under the Incentive Plan are at an exercise price at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting rights of ENGlobal's outstanding capital stock, the exercise price of any incentive stock option granted under the Incentive Plan is at least equal to 110% of the fair market value of the shares of Common Stock subject to such option on the date of grant.

     Options granted under the Incentive Plan vest pursuant to terms determined by the Compensation Committee. The terms of all incentive stock options and non-statutory stock options granted under the Incentive Plan may not exceed 10 years. However, the terms of all incentive stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the voting rights of ENGlobal's outstanding capital stock, may not exceed five years.

     Restricted Common Stock may be granted to employees pursuant to terms determined by the Compensation Committee. Restricted Common Stock may not be transferred until the restrictions are removed or have expired. Conditions to the removal of restrictions may include, but are not required to be limited to, continuing employment or service to ENGlobal or achievement of certain performance objectives. The Company has never awarded grants of restricted Common Stock under the Incentive Plan.

     Stock appreciation rights may be granted to employees, either independent of, or in connection with options. Stock appreciation rights are exercisable in the manner, and pursuant to terms, determined by the Compensation Committee. Terms to be determined by the Compensation Committee include the number of shares to which the stock appreciation right applies, the vesting schedule for the exercise of such right and the expiration date of the right. Upon exercise of a stock appreciation right, the holder shall receive payment in cash, stock or a combination of both at the discretion of the Compensation Committee in an amount equal to the product of (i) the fair market value of a share of ENGlobal Common Stock as of the date of exercise, minus the fair market value of a share of ENGlobal Common Stock as of the date the stock appreciation right was granted, multiplied by (ii) the number of shares as to which the stock appreciation right is being exercised. The exercise of stock appreciation rights granted in connection with options requires the holder to surrender the related options (or any portion thereof, to the extent unexercised). No stock appreciation right granted under the Incentive Plan is transferable by the employee other than by will or the laws of descent and distribution and each stock appreciation right is exercisable during the lifetime of the employee only by such employee. The Company has never awarded stock appreciation rights under the Incentive Plan.

     In the event of certain changes in ENGlobal's capitalization, including a stock split or stock dividend, which results in a greater or lesser number of shares of outstanding Common Stock, appropriate adjustment would be made in the number of shares available under the Incentive Plan, the exercise price of outstanding options, and the number of shares subject to options, outstanding shares of restricted Common Stock and stock appreciation rights.

     Award agreements may, as determined by the Compensation Committee, provide that, in the event of a change in control of ENGlobal, the following will occur: the holder of a stock option will be granted a corresponding stock appreciation right; all outstanding stock appreciation rights and stock options will become immediately and fully vested and exercisable in full; and the restriction period on any restricted Common Stock will be accelerated and the restrictions will expire. In general, a change in control of ENGlobal occurs in any of five situations:

     (1) a person (other than (a) ENGlobal, (b) certain named affiliates or affiliated companies or benefit plans, or (c) a company, a majority of which is owned directly or indirectly by the stockholders of ENGlobal) becomes the beneficial owner of 50% or more of the voting power of ENGlobal's outstanding voting securities;
     (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors at the effective date of the Incentive Plan and persons whose elections as directors were approved by those original directors or their approved successors;
     (3) a person described in clause (1) above announces a tender offer for 50% or more of ENGlobal's outstanding voting securities and the Board of Directors approves or does not oppose the tender offer;
     (4) ENGlobal merges or consolidates with another corporation or partnership, or ENGlobal's stockholders approve such a merger or consolidation, other than mergers or consolidations in which ENGlobal's voting securities are converted into securities having the majority of voting power in the surviving company; or
     (5) ENGlobal liquidates or sells all or substantially all of its assets, or ENGlobal's stockholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as ENGlobal.

     If a restructuring of ENGlobal occurs that does not constitute a change in control of ENGlobal, the Compensation Committee may, but need not, cause ENGlobal to take any one or more of the following actions: accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights to permit those stock options and stock appreciation rights to be exercisable before, upon, or after the completion of the restructure; grant each of the restrictions on any restricted Common Stock; if the restructuring involves a transaction in which ENGlobal is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding incentive awards upon such terms and provisions as the board of directors or its designated committee deems desirable; or redeem in whole or in part any one or more of the outstanding incentive awards, whether or not then exercisable, in consideration of a cash payment as adjusted for withholding obligations. A restructuring generally is any merger of ENGlobal or the direct or indirect transfer of all or substantially all of ENGlobal's assets in one transaction or a series of transactions.

401(k) Plans

     The Company consolidated two 401(k) profit sharing plans at the end of 2003 covering substantially all employees. For eligible employees, the Company makes mandatory matching contributions equal to 50% of employee contributions up to 4% of employee compensation, as defined. Other discretionary contributions made by the Company are determined by the Board of Directors. The employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Company made contributions of approximately $144,000, $172,000, and $194,000, respectively, for the years ended December 31, 2003, 2002, and 2001.

Incentive Bonus Plan

     Effective January 1, 2002, the Company approved an incentive bonus plan (the "Incentive Bonus Plan") primarily intended to reward key management or other major contributors to ENGlobal's profitability. The Incentive Bonus Plan is restricted to regular full time employees of ENGlobal or its subsidiaries. Participation in the plan is determined at the discretion of the CEO and President of ENGlobal, and subject to Audit Committee approval. The addition of, or removal of, participants to the plan requires the joint consent of both the CEO and President of ENGlobal.

     An incentive bonus pool is calculated quarterly following the completion of the review or audit of ENGlobal's financial results. The incentive bonus pool available for distribution is calculated in two parts: a) 15% of ENGlobal's consolidated net profit before tax, less accrued dividends on preferred shares ("ENGlobal Profit") that exceeds 2% of consolidated total revenue, added to, b) 5% of ENGlobal profit that exceeds 4% of consolidated total revenue. Any cumulative losses in ENGlobal profit in prior quarters is subtracted from ENGlobal profit for the current quarter before performing the above calculation.

     Incentive bonuses under the plan are paid only to those employees who are employed on a regular full time basis on the last day of each calendar quarter ended: March 31, June 30, September 30, December 31. Each participant's share of the incentive bonus pool is determined by taking that participant's annual salary divided by the total annual salary of all participants in the plan. Participation in the plan replaced any and all prior bonus, commission or incentive agreements, written or verbal, in which the participants may have been a part of. Termination from employment with ENGlobal or its subsidiaries for any reason, either voluntary or involuntary, immediately disqualifies an individual from receiving currently payable incentive bonus amounts or any future payments under the plan.

                             STOCK PERFORMANCE GRAPH
                 Comparison of Five Year Cumulative Total Return

     The following line graph compares the total returns (assuming reinvestment of dividends) of our Common Stock, the AMEX US Index and the S&P 600 SmallCap Index for the five-year period ending December 31, 2003. This comparison assumes the investment of $100 on December 31, 1998 and the reinvestment of all dividends.

                        [GRAPHIC OMITTED GRAPHIC ON FILE]


                            1999      2000      2001      2002       2003
        ENGLOBAL           100.00     57.14     82.29    136.00     225.14
S&P 600 SMALL CAP INDEX    100.00    111.02    117.39     99.41     136.72
     AMEX US INDEX         100.00     92.75     86.33     70.56      95.51


                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                           AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Compensation Committee of the Board determined the compensation of the Named Executive Officers named for the years in question. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting:

Compensation Philosophy

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for ENGlobal. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of ENGlobal, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. ENGlobal's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives, and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of ENGlobal's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, ENGlobal's financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of ENGlobal's compensation programs for executive officers are described below.

Compensation Structure

     The base compensation for the Named Executive Officers is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities. The goals of the Compensation Committee in establishing ENGlobal's executive compensation program are:

     o to compensate the executive officers of ENGlobal fairly for their contributions to ENGlobal's short, medium and long-term performance; and

     o to allow ENGlobal to attract, motivate and retain the management personnel necessary to ENGlobal's success by providing an executive compensation program comparable to that offered by companies with which ENGlobal competes for management personnel.

     The elements of ENGlobal's executive compensation program are annual base salaries, annual bonuses and equity incentives. The Compensation Committee bases its decisions on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

     In June 2003, ENGlobal's stockholders approved an increase in the number of authorized shares under the Incentive Plan, which sets aside a total of 2,200,000 shares of ENGlobal's Common Stock for issuance to ENGlobal's officers, directors, employees, and consultants. As of December 31, 2003, 1,257,168 of the 2,200,000 authorized options had been issued and remained outstanding under the Plan, of which 919,557 of the options were granted as non-dilutive Replacement Options. Although options granted as Replacement Options are non-dilutive in nature, the issuance of such options decreases the number of options available for issuance under the Plan. ENGlobal has made grants of options to acquire 60,000 shares of Common Stock under the Incentive Plan as of December 31, 2003.

Compensation of the Chief Executive Officer

     During fiscal year 2003, Mr. Burrow served as Chief Executive Officer of ENGlobal. In establishing Mr. Burrow's base salary, the Compensation Committee considered the factors set forth above, including the level of CEO compensation in other publicly owned, similar sized engineering companies in the energy industry and Mr. Burrow's level of involvement in the day-to-day operations of ENGlobal.

Executive Compensation Deductibility

     ENGlobal intends that amounts paid under ENGlobal's compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible according to Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation

     No executive officer or director of ENGlobal serves as an executive officer, director, or member of a compensation committee of any other entity, for which an executive officer, director, or member of such entity is a member of the Board or the Compensation Committee of the Board. There are no other interlocks.

                                           Compensation Committee of the Board,
                                           David C. Roussel, Chairman
                                           Randall B. Hale
                                           David W. Gent, P.E.


                       PRINCIPAL AUDITOR FEES AND SERVICES

     The Audit Committee has appointed Hein + Associates as ENGlobal's independent auditors for the fiscal year ending December 31, 2004. Representatives of Hein + Associates are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The following table shows the fees paid or accrued by ENGlobal for the audit and other services provided by Hein + Associates for fiscal 2003 and 2002.


                                            2003       2002
                                          --------   --------

                  Audit Fees(1)           $114,500   $125,860
                  Audit-Related Fees(2)       --         --
                  Tax Fees(3)               61,023     26,323
                  All Other Fees(4)          9,384     16,628
                                          --------   --------
                  Total                   $184,907   $168,811
                                          ========   ========

----------
(1) Includes fees billed in connection with the audit of the Company's annual financial statements and the reviews of ENGlobal's financial statements included in the Company's Forms 10-Q.
(2) No professional services for audit related services were provided by Hein + Associates LLP for fiscal years 2003 and 2002.
(3) Includes fees billed for tax services including the preparation of the Company's statutory tax reports.
(4) Includes fees billed for services rendered other than the services covered in the table above which primarily consisted of Merger-related research and analysis.

     Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors' independence from ENGlobal. The SEC's rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent auditors.

     Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to ENGlobal or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

                                  PROPOSAL TWO
                APPROVAL AND RATIFICATION OF THE ADOPTION OF THE
             ENGLOBAL CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN


     The ENGlobal Corporation 2004 Employee Stock Purchase Plan (the "ESPP") was adopted by the Company's Board on December 18, 2003, subject to stockholder approval at the Annual Meeting. Under the ESPP, employees may purchase Common Stock from the Company at discount to market prices. The following is a summary of the ESPP. This summary is qualified in its entirety by the full text of the ESPP, which is attached to this Proxy Statement as Appendix A.

Summary of ESPP

     Purpose

     The purpose of the ESPP is to provide eligible employees a means of purchasing shares of Company Common Stock through regular payroll deductions at a price fixed pursuant to a formula described below. The Company's management considers it to be in the best interest of its employees and the employees of its designated subsidiaries to offer such employees participation in the ESPP. Participation is entirely voluntary, and the Company has made no recommendations to the employees as to whether or not they should participate or purchase shares.

     Eligibility

     As of April 15, 2004, a total of approximately 885 employees are eligible to participate in the ESPP. Under the ESPP, all persons, who on the dates on which the Board grants options (each, an "Offering Date") are employees of the Company or its designated subsidiaries, are eligible to participate, except: (i) employees whose customary employment was less than 20 hours per week or for not more than five months in any calendar year; (ii) any employee who, if granted an option under the ESPP, would immediately, after the option is granted, own five percent or more of the total combined voting power or value of all classes of stock of the Company (within the meanings of Sections 423(b)(3) and 424(d) of the Code); (iii) employees that have been continuously employed by the Company, its participating subsidiaries or predecessors of such subsidiaries for less than three months prior to the Offering Date; and (iv) officers and directors of the Company who are not employees.

     Under the ESPP, each participant may elect to purchase shares not later than a specified number of days after the Offering Date by the execution of an approved form authorizing uniform payroll deductions over a 12-month period. Payroll deductions begin on April 1 following the Offering Date, in such amounts as will in the aggregate be equal to the total purchase price of all shares that the participant has elected to purchase. Any election to purchase may be changed or terminated as described below.

     A participant will be allowed at any time on or prior to the applicable Exercise Date, upon written notice, (i) to reduce the amount of his subsequent payroll deductions (or periodic cash payments as hereinafter described) by such amounts as, in the aggregate equals 25%, 50% or 75% of the amount of his initial payroll deduction, in which event his election to purchase is reduced to the number of shares that may be purchased, at the Offering Date option price, with the aggregate amount of the payroll deductions (or periodic cash payments) made or to be made, (ii) to terminate further payroll deductions (or periodic cash payments) and continue his election to purchase the number of shares that may be purchased with the amount (exclusive of interest) then credited to his account, or (iii) to withdraw the entire amount, including interest, in his account and terminate his election to purchase. Any reduction made in the number of shares subject to an election to purchase is permanent.

     Number of Shares and Purchase Price

     The number of shares an employee may purchase pursuant to any option granted under the ESPP is based on the employee's base compensation. The maximum number of shares an employee may purchase is an amount (increased by any fractional share amount required to make a whole share) that, at the option price of a share of Company Common Stock on the Offering Date, would approximately equal the percentage of annual compensation as is fixed by the Board, up to a maximum of $25,000 per calendar year. An employee may elect to purchase a lesser number of shares.

     The purchase price for shares covered by options granted under the ESPP is the lesser of: (i) 100% of the Fair Market Value per Share on the first day of the Offering Period or 90% of the Fair Market Value per Share on the last day of the Offering Period, minus (ii) the number of whole and fractional Shares, if any, necessary to prevent that Participant from exceeding the established eligibility limits.

     Termination of Employment

     If a participant's employment with the Company terminates, including by death, on or before a Purchase Date, he will be deemed to have elected to withdraw from the Plan effective as of the date that his employment terminates. As soon as practical after a Participant's termination of employment, the Company will: (i) refund all amounts withheld from his paycheck or otherwise contributed under this Plan (excluding any Matching Contributions) that have not been used to purchase Shares from the Company or otherwise refunded; (ii) refund to the Company all Matching Contributions made on behalf of the terminated Employee that have not been used to purchase Shares from the Company; and (iii) distribute, or direct the Plan Custodian to distribute, any Shares held by the Employer or the Plan Custodian on the Participant's behalf to the Participant or his designee.

     Administration, Modification, and Termination

     The ESPP is administered at the Company's principal office by the Board or a Committee designated by the Board. The ESPP requires that uniform policies be implemented in the administration of the ESPP and that there be no discrimination between particular employees or groups of employees. The Committee has authority to make exceptions (available on a uniform basis to all employees) to provisions of the ESPP under unusual circumstances where strict adherence to such provisions would work undue hardship. The expenses of administration of the ESPP are borne by the Company.

     The Board of Directors has the right to amend, modify or terminate the ESPP at any time without notice, provided that no employee's rights under the ESPP are adversely affected. However, no amendment may change the group from among which participating subsidiaries may be designated or effect an increase in the number of shares that may be issued under the ESPP

     Other Provisions

     No assignment or transfer of any option, election to purchase stock or other interest under the ESPP is permitted. Any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), has the effect of terminating such option, election to purchase or other interest. An employee's option and election to purchase is exercisable, during his lifetime, only by him. There is no provision in the ESPP, nor in any contract in connection therewith, whereby any person has or may create a lien on any funds, securities or other property held under the ESPP.

Federal Income Tax Consequences to the Company and to Participants

     The ESPP is designed to qualify as an employee stock purchase plan under
Section 423 of the Code. The following is a general summary of the federal income tax consequences regarding the ESPP, based on federal tax laws and regulations as in effect on March 1, 2004. The tax consequences of participating in the ESPP may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to both federal and state income tax considerations.

     The grant or exercise of purchase rights under the ESPP will have no tax impact on the participant or the Company. If a participant disposes of Common Stock acquired under the ESPP after at least two years from the first day of the applicable purchase period and one year from the date of purchase of the shares, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of (1) the excess of the fair market value of the share at the time of such disposition or death over the amount paid for the share, or (2) the excess of the fair market value of the share at the Offering Date over the Offering Date option price. If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a tax deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before the holding period is satisfied, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain. The Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

Recommendation of the Board

     The Board recommends that stockholders vote FOR the proposal to approve and ratify the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan.

                                  OTHER MATTERS

     To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

     The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by Management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, Management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

                         STOCKHOLDER PROPOSALS FOR 2005

     The 2005 annual meeting of stockholders is expected to be held in June 2005. The Company must receive by March 15, 2005 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company's proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to ENGlobal Corporation, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073-6033, Attention: Corporate Secretary, prior to the specified deadline.

     SEC rules and regulations provide that if the date of the Company's 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2005 Annual Meeting. The Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon determination by the Company that the date of the 2005 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting.


                             ADDITIONAL INFORMATION

     A copy of the Company's 2003 Annual Report is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of the Annual Report may obtain one without charge. The Company's Annual Report on Form 10-K is also accessible through the Company's website at www.englobal.com. Requests and inquiries should be addressed to: Investor Relations, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073-6033, (281) 821-3200,
ir@ENGlobal.com.


                       APPROVAL OF THE BOARD OF DIRECTORS

     The contents of the Proxy Statement have been approved and the Board of Directors of the Company has authorized the mailing thereof to the stockholders of the Company.


                                             By Order of the Board of Directors,


                                             /s/ Natalie S. Hairston
                                             -----------------------
                                             Natalie S. Hairston
                                             Chief Governance Officer and
                                             Corporate Secretary



Houston, Texas
April 30, 2004

                              ENGlobal Corporation
                        2004 Employee Stock Purchase Plan
                          (Effective February 1, 2004)


1. Purpose of the Plan. ENGlobal Corporation has adopted this Plan to provide Eligible Employees with the opportunity and a convenient means to purchase Shares as an incentive to exert their maximum efforts for the success of the Company. Capitalized terms have the meanings ascribed to them in Section 5.1. ENGlobal intends that options to purchase stock granted under this Plan qualify as options granted under an "employee stock purchase plan" as defined in Section 423(b) of the Code, and this Plan will be construed and applied so as to be consistent with Section 423 of the Code, including the requirement of Section 423(b)(5) of the Code that all Participants granted options to purchase Shares under the Plan have the same rights and privileges with respect to such options.

2.   Participation in the Plan.

     2.1 Eligibility. Each Eligible Employee who is employed by an Employer on an Enrollment Date may participate in the Plan during the relevant Offering Period, except for employees whose customary employment is 20 hours or less per week or employees whose customary employment is for not more than 5 months in any calendar year, unless the Code prohibits his or her participation in that Offering Period because:

          (a) Immediately after the grant of an option under this Plan on the Purchase Date, the Eligible Employee (together with certain individuals and entities associated with or related to the Eligible Employee as described in
Section 424(d) of the Code) would be deemed to own a number of shares of stock and certain exercisable options to purchase stock that together represent 5% or more of the total combined voting power or value of all classes of stock of the ENGlobal (computed in accordance with Section 423(b)(3) of the Code); or

          (b) Immediately after the grant of an option under this Plan to an Eligible Employee on the Purchase Date, the Eligible Employee's rights to purchase Shares under all of the employee stock purchase plans described in
Section 423 of the Code of ENGlobal would accrue at a rate that exceeded $25,000 (computed based on the Fair Market Value on the Purchase Date in accordance with Section 423(b)(8) of the Code) during the calendar year of that Offering Period.

     2.2 Enrollment to Buy Stock. On the Purchase Date for each Offering Period, and, subject to the other provisions of this Plan, the Company shall purchase Shares for the account of each Eligible Employee who:

          (a) has completed an Enrollment Agreement in the form, format, and as otherwise required by the Stock Administrator, and

          (b) delivered that Enrollment Agreement to the Stock Administrator at least 10 business days before the Enrollment Date for an Offering Period.

     2.3 Designation of Beneficiary. Each Participant may from time to time designate a beneficiary by filing a written beneficiary designation form with the Stock Administrator. Such beneficiary shall receive, on Participant's death, any refunds of amounts not used to purchase Shares and any Shares purchased on Participant's behalf but not yet issued to the Participant. If no beneficiary is designated at the time of a Participant's death, then any cash refunds and transfers of Shares shall be made to the appropriate representative of the Participant's estate.

     2.4 Contributions; Payroll Deductions; Account; No Interest.

          (a) The Company will withhold from each Participant's paycheck the percentage of Eligible Compensation specified in his then-current Enrollment Agreement commencing on the first pay date after the Enrollment Date next following the delivery by Employee to the Company of an Enrollment Agreement. In addition, the Company may make a discretionary Matching Contribution to each Participant's Account. The Company shall continue to withhold a like amount and to reserve the right to make a Matching Contribution on each pay date throughout that Offering Period and each future Offering Period until the Employee ceases to be a Participant or, if earlier, changes his Enrollment Agreement. Notwithstanding anything to the contrary, the Company shall not withhold or allow any Participant's contributions to exceed the lesser of 15% of Eligible Compensation or $25,000 per calendar year.

          (b) ENGlobal will hold and use the amounts withheld from each Participant's paycheck (or otherwise contributed by Participant) together with any Matching Contributions made by ENGlobal for the benefit of each Participant until the earlier of the date those amounts are (i) used to purchase Shares, or
(ii) refunded to the Participant and to ENGlobal in accordance with Sections 2.6 and 2.7. ENGlobal will not be required to segregate any of these funds from its general corporate fund, and will not pay interest on any of these funds unless otherwise required by applicable law. Under no circumstances will ENGlobal be required to pay to Participant any Matching Contribution that is not used for the purchase of Shares.

     2.5 Changes in Contributions. During an Offering Period, a Participant may not change the percentage of Eligible Compensation to be withheld from his paycheck (or otherwise to be contributed), except by withdrawing from the Plan. However, a new Enrollment Agreement may be submitted for any subsequent Offering Period.

     2.6 Withdrawal.

          (a) A Participant may stop participating in the current Offering Period and each future Offering Period by delivering a Withdrawal Agreement to the Stock Administrator at least 10 business days before the Purchase Date for the then-current Offering Period. Delivery of a Withdrawal Agreement will:

               (i) permanently and irrevocably terminate the Withdrawing Employee's participation in the then-current Offering Period, and

               (ii) suspend the Withdrawing Employee's participation in any future Offering Periods until he delivers an Enrollment Agreement to the Stock Administrator.

An election to stop participating in one Offering Period will not prevent an Eligible Employee from participating in any future Offering Period or in any other Plan adopted by ENGlobal, provided that the Eligible Employee will not participate in any future Offering Period until he submits a new Enrollment Agreement.

          (b) As soon as practical after receiving a Withdrawal Agreement, ENGlobal will:

               (i) stop withholding the applicable percentage of Eligible Compensation from the Withdrawing Employee's paychecks or otherwise accepting contributions to the Withdrawing Employee's Participant Account;

               (ii) refund to the Withdrawing Employee all amounts previously withheld from his paychecks or otherwise contributed to the Withdrawing Employee's Participant Account (excluding any Matching Contributions) during the then-current Offering Period, but only if such amounts withheld or other contributions have not otherwise been used to purchase Shares for and on behalf of the Eligible Employee; and

               (iii) refund to ENGlobal all amounts previously contributed as Matching Contributions on behalf of the Withdrawing Employee during the then-current Offering Period, but only if such contributions have not otherwise been used to purchase Shares for and on behalf of the eligible Employee.

     2.7 Termination of Employment; Leave of Absence.

          (a) If a Participant's employment with the Company terminates, including by death, on or before a Purchase Date, he will be deemed to have elected to withdraw from the Plan effective as of the date that his employment terminates.

          (b) As soon as practical after a Participant's termination of employment, ENGlobal will:

               (i) refund all amounts withheld from his paycheck or otherwise contributed under this Plan (excluding any Matching Contributions) that have not been used to purchase Shares from ENGlobal or otherwise refunded;

               (ii) refund to ENGlobal all Matching Contributions made on behalf of the terminated Employee that have not been used to purchase Shares from ENGlobal; and

               (iii) distribute, or direct the Plan Custodian to distribute, any Shares held by the Employer or the Plan Custodian on the Participant's behalf to the Participant or his designee.

          (c) A Participant on an approved leave of absence will be deemed to have elected to withdraw from the Plan on the first day of the approved leave of absence, and such deemed election to withdraw shall be effective for each such Offering Period and each subsequent Offering Period until he returns to work and submits a new Enrollment Form.

     2.8 Transferability. Neither the amounts credited to a Participant Account nor any other rights of a Participant under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Shares shall be purchased under this Plan on Participant's behalf only during Participant's lifetime. Any attempt at assignment, transfer, pledge, or other disposition will be without effect, except that ENGlobal will treat such act as an election to withdraw funds in accordance with Section 2.6 and Section 2.7.

3.   Purchase of Stock

     3.1 Offering Periods. Each calendar year, the Company shall have four Offering Periods: one beginning on January 1 and ending on March 31, one beginning on April 1 and ending on June 30, one beginning on July 1 and ending on September 30 and one beginning on October 1 and ending on December 31.

     3.2 Purchase of Stock. On each Enrollment Date, ENGlobal will offer each Participant the opportunity to have Eligible Compensation withheld from his paycheck (or to contribute Eligible Compensation in a manner approved by ENGlobal) to be used to purchase Shares on the next Purchase Date. The number of Shares the Participant will purchase on each Purchase Date, using the funds accumulated since the prior Enrollment Date, will be a number of whole and fractional Shares equal to (i) the balance of his Participant Account divided by an amount equal to the lesser of (x) 100% of the Fair Market Value per Share on the first day of the Offering Period or (y) 90% of the Fair Market Value per Share on the last day of the Offering Period, minus (ii) the number of whole and fractional Shares, if any, necessary to prevent that Participant from exceeding the limits established in Section 2.4(a).

     3.3 Payment for Shares. Immediately upon each purchase of shares on Participant's account, the amount held by ENGlobal for the benefit of that Participant will be reduced by the Purchase Price per Share multiplied by the number of Shares purchased on behalf of that Participant.

     3.4 Delivery of Shares; Restrictions on Transfer; Voting.

          (a) As soon as practical after each Purchase Date, a stock certificate will be issued to the Plan Custodian (or if a Participant so requests, to such Participant) for the benefit of each Participant, (or if the Plan Administrator so directs, the Company's transfer agent shall note the Participants stock ownership electronically) for the Shares purchased on that Purchase Date. Such certificate may be issued in nominee name.

          (b) All Shares purchased under this Plan will be held by ENGlobal or the Plan Custodian until the earlier of (i) a request for delivery of the Shares by the Participant, or (ii) the termination of the Participant's employment with the Company.

          (c) As soon as practical after termination of a Participant's employment with the Company, and if timely requested by that Participant in a form approved by the Plan Custodian, certificates representing Shares purchased under the Plan will be issued in the name of that Participant.

          (d) All Shares purchased under this Plan shall be nontransferable and nonassignable for six months after the date such Shares are issued to the Participant (whether or not such issuance is accomplished by delivery of a share certificate or by electronic notation by the transfer agent). Any attempt to sell, gift, pledge or otherwise transfer any Shares prior to the expiration of six months from issuance shall be ineffective and void.

          (e) ENGlobal will pay all issue or initial transfer taxes of the Company with respect to the initial purchase of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such purchase.

          (f) Subject to the restrictions of Section 3.4(d), a Participant who purchases Shares under this Plan shall have, as of the date such Shares are purchased, substantially all of the rights of ownership of such Shares in accordance with Treasury Regulations Section 1.421-1(f) as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of Company in the event of liquidation, the right to inspect Company's books (to the extent granted by applicable law), and the right to pledge or sell such Shares, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law.

     3.5 Periodic Reports. As soon as practical after each Offering Period, a statement will be sent to each person who was a Participant under this Plan during the Offering Period, which statement will include (i) the total amount of all payroll deductions or other contributions, including Matching Contributions, made during the applicable Offering Period or otherwise held under this Plan for the benefit of the Participant, (ii) the number of Shares purchased on behalf of Participant on each applicable Purchase Date, (iii) the per share and aggregate purchase price per Share for those Shares, (iv) the remaining cash balance, if any held by any Employer for the benefit of Participant, and (v) such other information as the Stock Administrator or Plan Custodian deems appropriate.

     3.6 No Rights in Shares Prior to Purchase. Neither a Participant nor his beneficiaries will have any interest or voting right in Shares prior to the Purchase Date on which such Shares are purchased.

4.   Operation of the Plan

     4.1 Effective Date and Term of Plan. This Plan has been adopted to be effective on February 1, 2004 and will remain effective until December 31, 2010, unless sooner terminated under Section 4.5.

     4.2 Shares Authorized for Sale and Issuance Under the Plan.

          (a) The maximum number of Shares that may be sold and issued under this Plan will be 1,200,000 Shares, although the stated maximum will be adjusted as provided in Section 5.2 below. The maximum number of Shares that may be sold on a Purchase Date resulting from one Offering Period will be 150,000 Shares, adjusted as provided in section 5.2. If any option to purchase Shares granted under this Plan is not exercised for any reason, the Shares subject to that option will remain available to be sold and issued under this Plan.

          (b) If, for any reason, the number of Shares available for sale and issuance under this Plan under Section 4.2(a) is less than the number of Shares to be sold and issued under Section 3.3 on a Purchase Date, the Company will allocate the Shares available for sale and issuance pro rata among the Participants in as uniform a manner as it determines to be equitable. In such event, the Stock Administrator or Plan Custodian will notify each Participant of the reduction in the number of Shares and the reason for such reduction.

          (c) Shares sold and issued under this Plan may, in the sole and absolute discretion of the Board, be either authorized and unissued Shares or treasury Shares that are bought or otherwise acquired in public or private transactions.

     4.3 Conditions Upon Issuance of Shares.

          (a) Compliance With Laws. ENGlobal will not be required to sell or issue any Shares under this Plan to any Eligible Employee unless the sale, issuance and delivery of Shares complies, in the opinion of ENGlobal's counsel, with all applicable laws and regulations, including, but not limited to, the Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission, and all rules and regulations of the American Stock Exchange or other applicable stock exchange or quotation system upon which the Shares are listed or traded.

          (b) Investment Intent. As a condition to participation in the Plan, ENGlobal may require a Participant to represent and warrant at the time that the Shares are being acquired that such Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     4.4 Administration; Committee.

          (a) Board of Directors. This Plan will be administered by the Board (or a duly appointed committee of the Board as set forth in this Plan). Unless otherwise provided in this Plan, the Board has the power:

               (i) To determine when and how rights to purchase Shares will be granted and the provisions of each offering of such rights (which need not be identical);

               (ii) To designate Participating Affiliates;

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient;

               (iv) To amend or terminate this Plan as provided in Section 4.4;

               (v) To delegate administration of this Plan to the Committee; and

               (vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of ENGlobal.

          (b) Committee. If administration of this Plan is delegated to the Committee, the Committee will have all the powers of the Board with respect to this Plan, subject to any limitations on such powers stated in the Board's resolutions delegating administration to the Committee. Whether or not the Board delegates administration of this Plan to the Committee, the Board retains the final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan.

          (c) Participation by Members of the Board. No members of the Board may participate in this Plan.

          (d) Stock Administrator. ENGlobal's day-to-day obligations under this Plan will be managed by the Stock Administrator, subject to the Board's final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan. The Stock Administrator will have all of the following powers:

               (i) To manage, or to select and direct a Plan Custodian to manage, the daily operations of this Plan in accordance with its terms;

               (ii) To adopt rules of procedure and regulations necessary for the operation of this Plan, provided they are consistent with the terms of this Plan;

               (iii) To determine all questions with regard to rights of Eligible Employees and Participants under the Plan, including, but not limited to, the eligibility of any person to participate in the Plan;

               (iv) To enforce the terms, rules and regulations of this Plan;

               (v) To direct the distribution of the Shares purchased hereunder;

               (vi) To furnish the Company with information which it requires for tax or other purposes;

               (vii) To engage the service of counsel (who may, if appropriate, be counsel for the Company) and a Plan Custodian or other agents it deems advisable to assist it with the performance of its duties;

               (viii) To prescribe procedures to be followed by Participants in electing to participate in this Plan;

               (ix) To receive from each Company and Eligible Employee any information necessary to administer or manage this Plan;

               (x) To maintain, or cause ENGlobal, the Employer or the Plan Custodian to maintain, an account in the name of each Participant to reflect his participation in this Plan;

               (xi) To interpret and construe the Plan; and

               (xii) To make any changes or modifications necessary to administer and implement the provisions of this Plan.

     4.5 Amendment or Termination.

          (a) The Board may amend or terminate this Plan without notice, provided that the Board will not, without the approval of the shareholders of the Company, (i) increase the maximum number of Shares that may be sold or issued under this Plan (except pursuant to Section 5.2), or (ii) amend the requirements as to the class of Eligible Employees eligible to purchase Shares under this Plan or if a Committee is appointed to administer this Plan, permit the members of the Committee to participate in this Plan.

          (b) This Plan will automatically terminate on the Purchase Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 4.2. In the event of an automatic termination, reserved Shares remaining as of such Purchase Date will be sold to Participants on a pro rata basis.

     4.6 Approval of the Stockholders. Commencement of the Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval will void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

     4.7 No Liability for Good Faith Determinations. Neither the members of the Board, the Stock Administrator nor the Plan Custodian (nor their delegates) will be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it. Members of the Board and the Stock Administrator (and their delegates) will be entitled to indemnification and reimbursement by ENGlobal in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by ENGlobal, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers' liability or similar insurance coverage that may from time to time be in effect.

5.   Miscellaneous Legal Provisions

     5.1 Definitions.

          (a) "Board" means the Board of Directors of ENGlobal or a duly appointed committee of the Board.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed to administer this Plan

          (d) "Company" means ENGlobal and each Participating Affiliate.

          (e) "Eligible Compensation" means the regular rate of compensation paid to a Participant by any Employer during an Offering Period, including wages, salary, bonuses, and commissions, but excluding all other extraordinary pay. Eligible Compensation excludes the amount of a Participant's elective contributions that are made by the Employer on behalf of that Participant that are not includable in gross income under the Internal Revenue Code of 1986, as amended, Sections 125, 402(e)(3), 132(f)(4), 402(h), and 401(k).

          (f) "Eligible Employee" means a natural person who, on an Enrollment Date, has been on the payroll records of an Employer for at least the preceding three-month period (i) as receiving wages from the Employer, and (ii) customarily employed as a common law employee of the Employer (A) on a full-time basis, or (B) for more than 20 hours per week on a regular basis by the Employer for more than five months per calendar year. Notwithstanding the foregoing, officers, non-employee directors, or persons who hold 5% or more of the issued and outstanding Shares of ENGlobal, as determined under Section 2.1(a), shall not be Eligible Employees.

          (g) "Employer" means ENGlobal or the Participating Affiliate by which an Eligible Employee is employed.

          (h) "ENGlobal" means ENGlobal Corporation, a Nevada corporation, or any successor in interest that adopts this Plan.

          (i) "Enrollment Agreement" means the agreement submitted to the Stock Administrator pursuant to Section 2.2.

          (j) "Enrollment Date" means the first day of the applicable Offering Period.

          (k) "Fair Market Value" of one share of Shares on a particular date will be (i) if the Shares is listed or admitted to trading on the American Stock Exchange, then (A) if sales of Shares occurred on that date, the closing selling price per share of Shares on the American Stock Exchange (or other exchange on which the Company's shares are then traded) for that date (1) as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., or (2) if not so reported, in a newspaper of national circulation or other authoritative source selected by the Board, or (B) if no sales of Shares occurred on that date, the closing selling price per share of Shares as of the next preceding date for which the price is reported on the American Stock Exchange (or other exchange on which the Company's shares are then traded) on that date, or (ii) in all other cases, determined in a reasonable way selected by the Board for that purpose.

          (l) "Matching Contribution" means the amount contributed by the Company prior to the Purchase Date to each Participant Account in an amount to be determined by the Company in its sole discretion, which amount may be zero dollars ($0). Under no circumstance will a Participant receive the Matching Contributions other than through the purchase of Shares as outlined in the Plan. Without limitation, Matching Contributions are refundable to the Company until and unless they are used towards the purchase of Shares pursuant to Section 3. If the Stock Administrator cannot determine whether Matching Contributions were used to purchase Shares, the Stock Administrator shall have the sole and absolute discretion to seek a refund of Matching Contributions based upon the ratio that Matching Contributions in such Participant Account immediately before the Purchase Date bear to the total amount in such Participant Account immediately before such Purchase Date (excluding any Shares in such Participant Account which had been purchased on prior Purchase Dates).

          (m) "Offering Period" means each period for every year commencing on January 1 and ending on March 31, or commencing on April 1 and ending on June 30, or commencing on July 1 and ending on September 30, or commencing on October 1 and ending on December 31. The only exception is the first offering period under this Plan per Section 3.1.

          (n) "Participant" means an Eligible Employee who has elected to participate in any Offering Period and continues to participate in that Offering Period through its Purchase Date.

          (o) "Participant Account" means any account or accounting entry maintained by ENGlobal, the Employer, the Stock Administrator or the Plan Custodian to record the amount of Eligible Compensation that a Participant has contributed to the Plan during an Offering Period in accordance with Section 2.4 of this Plan, any Matching Contributions made on behalf of that Participant, and the Shares purchased under this Plan.

          (p) "Participating Affiliate" means any corporation in an unbroken chain of corporations beginning with ENGlobal, of which ENGlobal, directly or indirectly, holds, on the applicable Purchase Date, not less than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by ENGlobal or any Subsidiary which adopts the Plan with the consent of ENGlobal.

          (q) "Plan" means this ENGlobal Corporation 2004 Employee Stock Purchase Plan, as amended from time to time.

          (r) "Plan Custodian" means the third party administrator appointed by ENGlobal to manage this Plan in accordance with its terms, and in the absence of a third party administrator, the Stock Administrator shall be the Plan Custodian.

          (s) "Purchase Date" means a date determined by the Stock Administrator, which date shall occur as soon as administratively practicable after the last day of each month during the applicable Offering Period.

          (t) "Shares" means the common stock, $.001 par value per share, of ENGlobal.

          (u) "Stock Administrator" means the chairperson of the Compensation Committee of the Board, or his designee.

          (v) "Subsidiary" means any corporation of which not less than 50% of the total combined voting power of all classes of stock is held either by (i) ENGlobal or (ii) any other corporation in an unbroken chain of corporations (beginning with ENGlobal, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired.

          (w) "Withdrawal Agreement" means the agreement submitted to the Stock Administrator pursuant to Section 2.6.

          (x) "Withdrawing Employee" means a Participant who withdraws from this Plan as provided in Section 2.6(a).

     5.2 Adjustments Upon Changes in Capitalization.

          (a) If any change is made in the Shares, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan and the class(es) and number of Shares and price per Share of Shares subject to outstanding rights. Such adjustments will be made by the Board, the determination of which will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a "transaction not involving the receipt of consideration by the Company."

          (b) If (i) a dissolution or liquidation of ENGlobal or a sale of all or substantially all of ENGlobal's assets; (ii) a merger or consolidation in which ENGlobal is not the surviving corporation; (iii) a reverse merger in which ENGlobal is the surviving corporation but the shares of Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, is proposed to be consummated, then, the Purchase Date for the applicable Offering Period will be accelerated to the date such transaction is consummated, and the payroll deductions of the Participants made through the Purchase Date will be used to purchase Shares immediately prior to such transaction and all further rights of the Participants will terminate, unless otherwise provided by the Board in its sole discretion.

     5.3 Notices; Waiver of Notice.

          (a) To a Participant. All notices or other communications relating to the Plan given to a Participant or former Participant by the Board, ENGlobal, or any Employer will be deemed delivered on the day the notice or other communication is (i) personally delivered to that person, (ii) electronically transmitted to a person who on the date of that transmission either is an Eligible Employee or has consented to receiving notices by electronic transmission to the last known electronic transmission address of that person, or (iii) placed in the United States mail in an envelope addressed to the last known address of that person, whichever is earlier.

          (b) By a Participant. All notices or other communications relating to the Plan given to the Board, ENGlobal, or an Employer will be deemed delivered on the day the notice or other communication is (i) received in tangible written form by the Stock Administrator at ENGlobal's corporate headquarters address, or
(ii) electronically transmitted by an Eligible Employee to the Stock Administrator by means of ENGlobal's internal corporate e-mail or intranet system, provided that such notice is in the form specified by ENGlobal and is acknowledged by the Stock Administrator.

          (c) Consent to Electronic Delivery of Notices, Plan Documents and Prospectuses. By requesting to participate in the Plan, an Eligible Employee will be deemed to consent to receiving copies of all notices and other communications relating to the Plan by electronic transmission, including but not limited to the Prospectus relating to the Plan, all enrollment and other participation materials, and all other documents required to be delivered in connection with the Plan. Upon request, ENGlobal will provide any such documents to any Eligible Employee in tangible written form.

          (d) Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     5.4 Severability. If any provision of this Plan is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Plan, and the remainder of this Plan shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Plan, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Plan by one party to the other, the remaining provisions of this Plan shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

     5.5 Successors and Assigns. The Plan is binding on all Participants and their respective heirs, legatees, and legal representatives, including but not limited to their estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

     5.6 Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Reference to sections are to Sections of this Plan unless otherwise indicated.

     5.7 Governing Law; Venue. This Plan and rights to purchase Shares that may be granted under this Plan will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of law rules or principles that might require the application of the laws of another jurisdiction, except to the extent this Plan or those rights are governed by the Nevada General Corporation Law, or the federal law of the United States. Any claims brought against this Plan must be brought in Harris County, Texas.

     5.8 No Right to Employment. Nothing in this Plan, any amendment to this Plan, or the creation of any Participant Account, the execution or submission of any Enrollment Agreement or Withdrawal Agreement, or the issuance of any Shares of Shares, will give any Eligible Employee any right (a) to continue employment with any Employer, (b) any legal or equitable right against ENGlobal or any Employer, or any officer, director, or Employee of ENGlobal or its Participating Affiliates, in connection with his employment by the Employer, or (c) interfere in any way with the Employer's right to terminate or otherwise modify his employment at any time, except as expressly provided by the Plan or by applicable law.

This Plan has been executed by a duly authorized officer of the Company, this 18th day of December, 2003, to be effective as of February 1, 2004.

ENGLOBAL CORPORATION


By: /s/ Michael L. Burrow
--------------------------------------------
Michael L. Burrow, Chairman and CEO

                            Participating Affiliates
                            ------------------------


The following corporations are approved by the Board as Participating Affiliates to participate in this Plan:

ENGlobal Engineering, Inc.

RPM Engineering, Inc. d/b/a ENGlobal Engineering, Inc.

ENGlobal Construction Resources, Inc. also d/b/a Total Staffing Services

ENGlobal Systems, Inc.

ENGlobal Constant Power, Inc.

ENGlobal Technologies, Inc.

ENGlobal Corporate Services, Inc.

ENGlobal Design Group, Inc.

                              ENGLOBAL CORPORATION
                                   PROXY CARD
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Michael L. Burrow, P.E. and William A. Coskey, P.E., either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of ENGlobal Corporation, to be held June 17, 2004 at The Greenspoint Club, 16925 Northchase Drive, 5th Floor, Houston, Texas 77060, at 10:00 a.m., local time, or any adjournment thereof.

1.   Election of directors.

     a.   Michael L. Burrow, P.E.       d.   Randall B. Hale
     b.   William A. Coskey, P.E.       e.   David C. Roussel, P.E.
     c.   David W. Gent, P.E.

                |_| FOR            |_| AGAINST              |_| ABSTAIN


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME.

2. Approval and ratification of the adoption of the ENGlobal Corporation 2004 Employee Stock Purchase Plan.

                |_| FOR            |_| AGAINST              |_| ABSTAIN

|_|  If you plan to attend the Annual Meeting, please check here.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO ENGLOBAL'S BOARD OF DIRECTORS AND FOR THE APPROVAL AND RATIFICATION OF THE ADOPTION OF ENGLOBAL'S 2004 EMPLOYEE STOCK PURCHASE PLAN.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

____________________________________                 Date: _______________

____________________________________                 Date: _______________
Signatures of Stockholder(s)



(PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)